Exhibit 99.12

     (Text of graph posted to Ashland Inc.'s website concerning APAC's monthly revenue and twelve month rolling average revenue)

                     APAC Monthly Revenue ($, Millions)


                   2000     2001     2002     2003     2004     2005
                  ------   ------   ------   ------   ------   ------

January             133       88      113       99      106      107
February            134      151      161      126      131      152
March               165      145      150      148      171
April               237      206      216      195      204
May                 236      306      289      262      279
June                229      234      251      226      214
July                269      241      231      236      233
August              256      324      314      311      307
September           242      309      246      238      230
October             293      313      259      309      285
November            174      216      179      201      176
December            153      152      121      140      150



                   APAC 12 Month Rolling Average ($, Millions)

                   2000     2001     2002     2003     2004     2005
                  ------   ------   ------   ------   ------   ------

January             159      206      226      210      208      207
February            163      208      227      207      209      209
March               169      206      227      207      211
April               177      203      228      205      211
May                 182      209      226      203      213
June                189      210      228      201      212
July                199      207      227      201      211
August              202      213      226      201      211
September           209      219      221      200      210
October             216      220      216      204      208
November            217      224      213      206      206
December            210      224      211      208      207